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                                                                  EXHIBIT 10.11


STATE OF TEXAS                    Section          CITY OF GEORGETOWN, TEXAS
                                  Section          ECONOMIC DEVELOPMENT
                                  Section          PROGRAM AGREEMENT AND
COUNTY OF WlLLIAMSON              Section          PURCHASE OF REAL PROPERTY
                                  Section          FOR DEVELOPMENT OF THE POWER
                                  Section          COMPUTING CORP. PROJECT
CITY OF GEORGETOWN                Section          AND RELATED SITE DEVELOPMENT

         THIS IS AN AGREEMENT BY AND BETWEEN the CITY OF GEORGETOWN, TEXAS, a Texas Home Rule Municipal Corporation (the "City"), GEORGETOWN 4B, INC., a Texas Development Corporation ("Georgetown 4B"), and POWER COMPUTING CORPORATION, a Delaware Corporation authorized to do business in Texas ("Power"), to further economic growth in the City by development of the Power Center Project.

         WHEREAS, Power desires to relocate its corporate facilities to the City and create the Power Center Project, which will include computer manufacturing and warehouse facilities, a retail telemarketing center, administrative offices and related support facilities (the "Project"); and

         WHEREAS, the City, jointly with Williamson County, Georgetown Independent School District, Georgetown Chamber of Commerce, Georgetown Industrial Foundation, Georgetown Industrial Development Corporation and Southwestern University, has adopted Resolution No. 890223A for cooperation and participation in efforts for economic development for the greater Georgetown area; and

         WHEREAS, the City Council determined in Resolution No. 961015-I (attached as Exhibit "A") that this Agreement constitutes an Economic Development Program within the meaning of Local Government Code Section 380.001, (the "Program") and that the development of the Project by Power as supported by the Program will stimulate economic growth in the Georgetown area and in the State of Texas, and further that the Project is in the best interest of the City; and

         WHEREAS, the City Council hereby determines that the development of the Project will promote local economic development and stimulate business and commercial activity in the City by creating an estimated 1,500 permanent new jobs and significantly increasing the tax base of the Georgetown area over a period of approximately fifteen (15) years required for the build-out of the Project; and

         WHEREAS, Power desires to participate in the Program by entering into this Agreement; and





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         WHEREAS, the City has incorporated Georgetown 4B under the authority of Section 4B of Article 5190.6 of the Texas Revised Civil Statutes in order to facilitate the implementation of the Program and this Agreement;

         WHEREAS, the City has purchased the property described in Exhibit "B" (the "Property"), and intends to transfer the portion of the Property described in Exhibit "C" (the "Power Campus") to Georgetown 4B;

         WHEREAS, if certain conditions contained herein are met, Power intends to ground lease the Power Campus from Georgetown 4B for development of the Project; and

         WHEREAS, Power desires that the Power Campus be developed for use by Power, and, in order to proceed with the Project, Power desires to receive adequate assurance from the City of future land use approvals, commitments for reliable utility services for the development of the Project, and receipt of certain tax and other economic benefit incentives; and

         WHEREAS, the parties have agreed that any development of the Property will be in accordance with this Agreement and the Development Regulations of the City, which are specifically defined to include the City's Century Plan, Subdivision Regulations, Zoning Ordinance, Sign Ordinance, Building and Construction Codes, and Construction Standards and Specifications for Roads, Streets, Structures and Utilities ("Development Regulations") and that such development is in their mutual best interests; and

         WHEREAS, the City and Power have determined that the development of the Property will best be accomplished through this Agreement; and

         WHEREAS, the City and Power agree that the Development Regulations of the City and this Development Agreement substantially advance a legitimate interest of the City;

         NOW, THEREFORE, for and in consideration of the promises and the mutual agreements set forth herein, the City and Power hereby agree as follows:

I.       DEFINITIONS.

         CITY means City of Georgetown.

         CITY ACREAGE means that portion of the Property which will be developed by the





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City and which consists of approximately 42 acres more particularly described on Exhibit "D" and depicted on Exhibit "E".

         CITY PROPERTY TAX REVENUES means the amount of property tax collected by the City from Power Affiliates with respect to real and personal property, excluding inventory, owned or leased by Power Affiliates.

         CITY SALES TAX COLLECTIONS means the City's share of all sales and use taxes collected by Power Affiliates resulting from the imposition of a 1% municipal sales tax, such as that presently in effect pursuant to Texas Tax Code Sections 321.101(a) and 321.103 by the City. Amounts must be actually received by the City to constitute City Sales Tax Collections.

         COUNTY means Williamson County.

         CDD means Williamson County Development District No. 1, as more specifically described in Article V.

         INITIAL POWER FACILITIES means a warehouse, a manufacturing facility and an administrative office building which includes Power's retail telemarketing function.

         POWER means Power Computing Corporation.

         POWER AFFILIATES means Power and all companies under common control with, controlled by, or controlling Power Computing Corporation. For purposes of this definition, "CONTROL" means 50% or more of the ownership determined by either value or vote.

         POWER CAMPUS means that portion of the property which will be utilized by Power Affiliates, and which consists of approximately 154 acres more particularly described in Exhibit "C" and depicted on Exhibit "E".

         PROJECT means the development of the Property to promote new and expanded business enterprise within Georgetown, and specifically includes developing the Power Campus for use by Power for computer manufacturing, warehousing, retail telemarketing, administrative offices, and related support facilities.

         PROGRAM means the Economic Development Program established by the City pursuant to Local Government Code Section 380.001 and under Resolution No. 96101 5-I.

         PROGRAM GRANT means the amount paid by the City pursuant to the Program





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each month, and includes the Basic Program Grant defined in Article VI
Paragraph D, the Contingent Program Grant defined in Article VI Paragraph H, the Additional Program Grant defined in Article VI Paragraph I, and the Supplemental Program Grant defined in Article VI Paragraph J.

         PROPERTY means the tract of approximately 196 acres described in Exhibit "A" and depicted on Exhibit "E".

         SCHOOL DISTRICT means Georgetown Independent School District.

         TOTAL CITY TAX REVENUES means the sum of City Property Tax Revenues and City Sales Tax Collections.

II.      BASIS OF AGREEMENT

         A. CENTURY PLAN COMPLIANCE. The facts and recitations contained in the preamble of this Agreement are hereby found and declared to be true and correct, and are incorporated by reference herein and expressly made a part hereof, as if copied verbatim. The City Council hereby finds that this Agreement implements the following policies of the Century Plan - Policy Plan Element, which state:

         Economic Development Policy 1: "The City will encourage diversified growth and promote business opportunities to create jobs, broaden the tax base and minimize the impact of economic fluctuations."

         Growth and Physical Development Policy 1: "The City will ensure that future land use patterns provide economic, cultural, and social activities to all residents, businesses and organizations."

         Growth and Physical Development Policy 4: "The City will encourage new development and infill redevelopment in the community."

The City Council further finds that the execution of this Agreement is not inconsistent or in conflict with any other Century Plan Policies, as required by Section 2.03 of the Administrative Chapter of the Policy Plan.

         B. PROJECT. Power, the City, and Georgetown 4B are jointly undertaking the Program pursuant to this Agreement to facilitate the Project. Power agrees to undertake the Project so that the Power Campus will be developed to include facilities for manufacturing and warehousing personal computers, retail telemarketing, administration, and support. Development will be consistent with the "Rivery Concept Plan," as such may be modified to meet the reasonable business needs of Power.





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         C.      AUTHORIZATION.  This Agreement is authorized by Section
380.001 of the Texas Local Government Code and by Resolution No. 961015-I of the City of Georgetown, Texas as an Economic Development Program of the City.

III.     REAL ESTATE

         A. THE PROPERTY. As part of the Program, the City has purchased the Property.

         B. CITY ACREAGE. Approximately 7 acres of the City Acreage will be utilized by the City for the development of what was previously designated as "Rivery Boulevard", and which will now be known as "Power Computing Boulevard". The remaining City Acreage may be developed and/or sold by the City for retail and commercial purposes. Proceeds from the sale will be utilized to recover all costs incurred by the City in undertaking the Program, and any excess proceeds may be used by the City to fund the Improvements identified in Section VIII of this Agreement, or for such other purposes as the City determines to be consistent with the Program.

         C.      POWER CAMPUS.

                 1. Power Commitment. Power agrees to utilize the Power Campus, for the development of the Project as described in this Agreement. Power understands that the City would not have purchased the Property but for Power's agreement to develop the Project on the Power Campus. Power agrees that its sales tax generating activity will be conducted so as to source local sales tax revenues in Georgetown by December 31, 1997.

                 2. Acquisition by Georgetown 4B. Georgetown 4B will purchase the Power Campus from the City by taking subject to all existing debt.

                 3. Lease. Power will lease the Power Campus from Georgetown 4B. The lease agreement (the "Lease") will contain the following general terms:

                 (a)      Term: 12 years.

                 (b) Rent: Sufficient to pay all of Georgetown 4B's expenses in the following priority: (i) reasonable expenditures for maintenance and operation of Georgetown 4B; (ii) Equivalency Payments as defined in Article III; (iii) taxes owed; and (iv) debt service on the Power Campus, as such may be expanded by Power.





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                 (c)      Incentive Rent Reduction:  Incentive payments
                          received by Georgetown 4B from the City and the CDD, as specified in Article V and VI, will offset, dollar for dollar, rental obligations of Power to Georgetown 4B.

                 (d) Option: Power can purchase the Power Campus at any time for the outstanding debt plus $100.00, with closing costs to be borne by Power.

                 (e) Supplemental Rent Defaults: On or about October 1 of each year, 4B shall determine if sufficient funds are on hand to remit (1) to the City, County, and School District the Equivalency Payments defined in Article IV; and (2) any taxes assessed against Georgetown 4B. If there are not sufficient funds on hand to pay these items, Georgetown 4B shall invoice Power for Supplemental Rent in an amount sufficient to pay these items. If Power fails to pay Supplemental Rent by the later of November 1 or 30 days following Power's receipt of a Supplemental Rent invoice, then Power will have committed a Supplemental Rent Default. Following notice of a Supplemental Rent Default and a 10 day cure period, Georgetown 4B may, as its remedy, (a) convey the Power Campus to Power terminating the Lease and returning the Power Campus to the tax roll, and (b) collect delinquent Supplemental Rents and collection costs.

                 (f) Assignment: Georgetown 4B and Power will not assign their respective interests in the Lease without the consent of the other. Power's consent to an assignment by Georgetown 4B will not be required if Power fails to cure a default under the Lease.

                 4. Expansion. At the request of Power during the term of the Lease, Georgetown 4B will make improvements to the Power Campus using non-recourse financing supplied by Power. Any such improvements will be leased to Power as part of the Lease, and the debt service for the financing will be used in determining Power's rent. Power may choose to use a third party developer to accomplish expansion of the Power Campus, provided that Power remains the occupant of the Power Campus. At Power's request, Georgetown 4B will release a portion of the Power Campus from the Lease and simultaneously lease such property to a developer under terms and conditions equivalent to the Lease to accommodate Power's utilization of the developer. In order to accommodate financing of improvements on the Power Campus, Georgetown 4B agrees that the term of the lease of some or all of the Power Campus may be extended at Power's request, provided that for 2009 and all years thereafter the Power Campus is subject to ad valorem tax, or alternatively that the extended lease calls for Supplemental Rent based on Equivalency Payments of 50% to the City and 100% to the County and the School District for 2009 and all years thereafter.





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                 5.       Refinancing.  At the request of Power during the term
         of the Lease, Georgetown 4B will refinance outstanding indebtedness secured by the Power Campus and any improvements on the Power Campus under such terms and conditions as arranged by Power. Any change in debt service requirements and any costs of financing will be reflected in Power's rent as specified in Section 3(b) above. All financing and refinancing shall be nonrecourse as to Georgetown 4B. Georgetown 4B will not incur any liens or encumbrances on the Power Campus unless approved in advance by Power.

         D. PARK LAND. Approximately 62.46 acres, more or less, of floodplain acreage have been dedicated for the benefit of the City, to be utilized by the City as a match for grant funds for a future extension of the City's Hike and Bike Trail along the San Gabriel Rivers in Georgetown and related park land development ("Park Acreage"). The City agrees to apply for a matching grant from the Texas Parks and Wildlife Department, and upon receipt of such grant, to develop the Park Acreage to connect to the Property, so that the Park Acreage can be accessed from the Property.

IV.      EQUIVALENCY AND SUPPLEMENTAL RENT PAYMENTS

         A. EQUIVALENCY PAYMENTS. During calendar years 2000 through 2008, Equivalency Payments will be made by Georgetown 4B according to the schedule set forth in Section IV.D. to the City, County and School District to mitigate the reduction in tax revenues which results from Georgetown 4B's ownership of the Power Campus.

         B. CORRESPONDING POWER OBLIGATION. Power is obligated to pay Supplemental Rent on the Power Campus in an amount equal to the Equivalency Payments which become due from Georgetown 4B to the City, County and School District. Georgetown 4B will use the Supplemental Rent to make the Equivalency Payments.

         C. TIMING OF PAYMENTS. The City, County and School District will supply calculations of the Equivalency Payments due each year from Georgetown 4B. Georgetown 4B will invoice Power for Supplemental Rent on or about October 1 of each year. Power's Supplemental Rent Payment will be due on the later of November 1 or 30 days after receipt of the invoice. Georgetown 4B will make Equivalency Payments within 10 days of receipt of Supplemental Rent from Power.





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         D.      AMOUNT.  The Equivalency Payment due a jurisdiction under
Paragraph A above equals the product of (a) the value of any portion of the Power Campus and any personal property located on the Power Campus which are owned by Georgetown 4B and exempt from ad valorem taxation as of January 1 of that year, times (b) the jurisdiction's ad valorem tax rate for that year, times (c) the percentage from the following schedule for that entity for that year.

         Entity           2000-2005        2006       2007       2008
         ------           ---------        ----       ----       ----
         City                0%             25%        50%        50%
         County              0%             25%        50%        75%
         School             50%             50%        50%        75%

         E. VALUATION AND ACCOUNTS. All valuations of property necessary to determine the amount of Equivalency Payments will be made by the Williamson Central Appraisal District or by an appraiser selected by the City, at the City's option.

V.       COUNTY DEVELOPMENT DISTRICT

         A. FORMATION. The parties agree to work with the County to establish the Williamson County Development District No. 1 ("CDD"), which will include the Power Campus.

         B. SALES TAX. The CDD will put before the voters residing in the district a resolution to adopt a 1/2 cent sales tax applicable to sales occurring in the district.

         C. USE OF TAX PROCEEDS. The CDD will use a portion of the sales tax proceeds in furtherance of the Program. The amount expended by the CDD in furtherance of the Program will be equal to one-half of the CDD sales tax collected by Power at the Power Campus. During the term of the Lease, the CDD will make payments of this amount directly to Georgetown 4B, and such payments will correspondingly offset Power's rental under the Lease for the month following the month of receipt. Any amount received by Georgetown 4B in excess of Power's current rental obligation will be paid to Power. After the Lease is terminated the CDD will make such payments to Power. Payments received by Power will be used by Power in the maintenance, operation, and further development of the Project.

         D. OBLIGATION. The CDD will incur an obligation commensurate with the term of this Agreement so that its right to receive one-half cent tax revenues from sales within the CDD retains priority over the rights of other taxing jurisdictions.

         E. EXPOSITION CENTER. It is anticipated that the CDD will also expend sales tax revenues on a project to develop an exposition center for Williamson County. The parties agree to seek approval from the CDD and/or Williamson County for Power to use the exposition center for three weeks annually at no charge.





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VI.      ECONOMIC DEVELOPMENT PROGRAM GRANT

         A. TERM OF PROGRAM GRANT. Program Grants from the City to Power shall begin for October 2006 and continue through December 2056, unless initiated earlier as provided in Paragraphs H, I, or J, or unless terminated earlier as provided in this Agreement.

         B. SUBMISSION OF DATA. Within thirty (30) days of the end of each month, Power shall submit to the City a schedule detailing its calculation of the Program Grant for the past month. As backup for the schedule, Power shall submit a copy of all sales tax reports, including amended reports, filed by Power for that month showing City Sales Tax Collections, and such other data as the parties determine appropriate to support the calculation of the Program Grant.

         C. PROGRAM GRANT. Within thirty (30) days of receipt of City Sales Tax Collections from the State of Texas for the month detailed in Power's report, the City shall pay the Program Grant. During the term of the Lease, the Program Grant shall be paid to Georgetown 4B up to the amount of rent due for the month following the month in which payment is made, and shall constitute a credit against any rent owed by Power under the Lease for the month following the month of receipt. Any excess amount, and any payments made after the expiration of the Lease, shall be made to Power or as directed in writing by Power.

         D. COMPUTATION OF BASIC PROGRAM GRANT. The Basic Program Grant for a month is equal to the sum of (a) City Sales Tax Collections multiplied by the following percentage:

                 October 2006     -        September 2007   15 %
                 October 2007     -        September 2008   20 %
                 October 2008     -        September 2009   25 %
                 October 2009     -        September 2010   30 %
                 October 2010     -        and thereafter   39 %

plus, for taxes assessed in calendar years 2009 and thereafter, (b) the amount of City Property Tax Revenues collected during the prior month, multiplied by 50%.

         E. CONDITION TO PROGRAM GRANT. Power agrees to use its best efforts to maximize local sales and use tax revenues to the City. Power's continuing right to receive Program Grant Payments beginning in 2019 and each year thereafter is conditioned upon the difference between





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(1) Total City Tax Revenues for the immediately preceding three years, and (2)
the total Program Grant for the immediately preceding three years, exceeding $1.5 million. If Power fails to meet this condition for any year, all future Program Grants are canceled, and this Agreement shall terminate. Power may, however, choose to meet this condition by making a cash payment to the City on or before January 30 of the year for which the condition has not been met in an amount, which, when added to the Total City Tax Revenues amount specified above, will cause the difference referenced above to equal $1.5 million.

         F. ACCESS TO INFORMATION. Power agrees to provide the City access to information related to the computation of the Program Grant during regular business hours upon reasonable notice.

         G. INTENT. It is the intent of the parties that the Program Grant represent a sharing of tax benefits which inure to the City as a result of Power's location in the City. The percentages set forth in Paragraph D, above, have been selected based on the present tax situation in the City. The percentages are to be applied to monies actually collected by the City, and are net of any fees or charges imposed by the State for handling such monies. If during the term of this Agreement state law applicable to municipal taxation changes and as a result the Program Grant amount differs materially from the amount which would have been calculated if state law remained the same as in effect on the date of this Agreement, then the parties shall endeavor to adjust the Program Grant computation so as to achieve the same proportionate economic benefits to both parties as would have resulted if the law had not changed.

         H. CONTINGENT PROGRAM GRANT. It is the expectation of the parties that while owned by Georgetown 4B the Power Campus, as improved, will be exempt from ad valorem tax. If the Power Campus is subject to ad valorem tax while owned by Georgetown 4B, resulting in Power paying either ad valorem tax on the Power Campus, or Supplemental Rent related to payment of ad valorem taxes by Georgetown 4B, then the City will pay a Contingent Program Grant to Power each month during the term of this Agreement. The amount in any month will be the sum of (a) the amount, which when added to the Basic Program Grant specified in Paragraph D above, equals 40% of the City Sales Tax Collections for the month of calculation, plus (b) the amount of City Property Tax Revenues collected during the prior month, multiplied by 100% for collections in 1997 through 2005, 75% for collections in 2006, and 50% thereafter. It is specifically provided, however, that the aggregate amount of Contingent Program Grant payments made under this provision will not exceed the amount of the additional ad valorem tax and Supplemental Rent paid by Power resulting from the ownership of the Power Campus by Georgetown 4B failing to provide ad valorem tax exemption for the Power Campus.





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         I.      ADDITIONAL PROGRAM GRANT.  If the CDD sales tax described in
Article V Paragraph B is not approved by the voters in the CDD prior to the time that Power begins making sales from the Power Campus, then until such time as the voters do approve the CDD sales tax, the City will make an Additional Program Grant each month equal to 25% of City Sales Tax Collections. The City may choose to satisfy this obligation by creating any type of special district or adopting any type of additional tax authorized by law, and providing that the Program Grant be made by such special district or from such additional tax revenues.

         J. SUPPLEMENTAL PROGRAM GRANT. If authorized by the Texas Legislature, the City and Power may jointly seek to apply a site-specific sales
tax to sales made at the Power Campus.   If such sales taxes are collected by
the City, and provided that Additional Program Grants pursuant to Paragraph I above are not being made, then the City shall pay to Power a Supplemental Program Grant equal to 95% of the site specific sales tax revenues collected by the City. If Additional Program Grants under Paragraph I above are being made, then the Supplemental Program Grant under this Paragraph J shall equal 95% of the site specific sales taxes collected which are attributable to a site specific sales tax rate in excess of .5%; site specific sales taxes collected which are attributable to the first .5% of any site specific sales tax rate shall not be included in the calculation of the Supplemental Program Grant.

VII.     OTHER PROGRAM COMPONENTS

         A. ELECTRIC UTILITY RATE. The City owns and operates a municipal electrical distribution system and obtains wholesale power from the Lower Colorado River Authority ("LCRA"). In providing electric utility service to the Power Campus, the City agrees to charge Power the direct wholesale cost of power as charged to the City by LCRA plus a customer service charge equal to $2,000.00 per month. Power agrees to work with the City in order to maximize Power's electric load factor, thereby reducing the cost of providing electric service to Power and the cost of wholesale power being used by Power.

         B. FOREIGN TRADE ZONE DESIGNATION. The City agrees to support an application by Foreign Trade Zone of Central Texas, Inc., to obtain Foreign Trade Zone status for the Power Campus.

         C. WORKFORCE TRAINING PROGRAMS. The City agrees to work with local agencies in order to develop and train additional workers within the Georgetown area. Specifically, the City will work in conjunction with Austin Community College, Texas State Technical College, and other technical colleges within the State of Texas, to ensure that Power receives workforce development funds through Smart Jobs, Skills Development Fund, and other workforce programs of the State of Texas.





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         D.      TEXAS CAPITAL FUND.  The City will apply for Texas Capital
Fund ("TCF") grants to finance a portion of the infrastructure improvements required for development of the Property. The City will file its first application for TCF funding as soon as practicable. Power agrees to supply the City with all business and development information required for this TCF application and any future TCF applications.

         E. DESIGN AND CONSTRUCTION OF POWER FACILITIES. Georgetown 4B agrees to contract with a developer, architects, engineers, land planners, general contractors, project managers, and/or other design and construction professionals ("Development Professionals") to provide for the design and construction of the Power Facilities. Georgetown 4B agrees to employ only those Development Professionals which are acceptable to Power. Power agrees to assist the Development Professionals by providing needed information related to the Project in order to assure timely development. Georgetown 4B agrees to require the Development Professionals to work with the City staff to ensure that all Project plans are in compliance with the Development Regulations. The City will work with the Development Professionals hired by Georgetown 4B to assist in rapid processing of the Water Pollution Abatement Plan through the Texas Natural Resources and Conservation Commission.

         F. DEVELOPMENT APPROVALS AND FEES. Power recognizes that the City has Development Regulations currently in effect which will govern the development of the Project. Power agrees to comply with the terms of the Development Regulations in effect on the date of Power's application for approval for that particular development permit. The City and Power understand and agree that Power desires to amend or supplement this Development Agreement in the future to further define the actual development proposed by Power for the Project and to submit for approval a Concept Plan and proposed development standards to be utilized during the term of development of the Project.

         Power shall obtain all approvals as required by the City's Development Regulations and this Agreement prior to its development of any of the Power Campus. The City and Power will work together to recommend appropriate zoning classifications for the Project. If rezoning is recommended for any portion of the Power Campus, such as the potential C-2B zoning for the corporate offices to be higher than three stories, Power agrees that these applications will be processed in the same manner as all other development applications, in compliance with this Paragraph and the terms of this Agreement.

         Power agrees and acknowledges that each application filed under the Development Regulations must be processed through the public review process required in the Development Regulations before any action may be taken concerning the application. The City agrees to support all applications for development approvals or permits by Power, so long as such





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applications comply with the Development Regulations and the development of
Power Center as contemplated by this Agreement. The City agrees to waive all planning review fees and impact fees related to the development on the Power Campus, except for direct costs charged to the City by other organizations.

         G. BUILDING PERMITS AND FEES. Power agrees to secure or cause to be secured City building permits for all construction to be done on the Power Campus and construction shall be in compliance with the City's Development Regulations. The City agrees to waive all building permit fees for development of the Project. The City agrees to contract with the Southern Building Codes Conference, Inc. ("SBCCI") for review of Power's building plans for the Project. Power agrees to pay the SBCCI fees incurred by the City for the review of Power's building plans. The City will devote the necessary personnel to the Project to ensure that the development applications for the Project are processed in the least amount of time possible.

         H. INSPECTIONS DURING CONSTRUCTION. In order to expedite the construction of the Project in the time period desired by Power, the City's Building Inspection Department will not inspect the construction. Power agrees to contract with, or cause its Project developer to contract with, additional architects and engineers, with the approval of the City, to inspect the construction and to certify that all aspects of the Project are constructed in accordance with all applicable building, construction, plumbing and other development requirements.

VIII.    SITE DEVELOPMENT

         A. CENTURY PLAN. Power shall seek approval of Century Plan amendments reasonably required to ensure that planned development of the Project is consistent with the Century Plan. The City agrees to support each application by Power for an amendment to the Century Plan so long as such application is consistent with the development of the Project contemplated by this Agreement.

         B. DEVELOPMENT IMPROVEMENTS. Power agrees and acknowledges that its proposed development of the Project will require substantial utility, transportation and certain other improvements to be made in order for the infrastructure to be available for the development of the Project on the Property as contemplated by this Agreement.

                 1. City-Installed Improvements. The following improvements will be constructed by the City in order for the Project to be developed ("City Improvements"). The City and Power understand and agree that the City plans to utilize funding from the Texas Capital Fund ("TCF"), to the extent that funding is available, for the construction of these improvements.





Power Computing Economic Development Agreement

                          (a)     Off-site Improvements.

                                  (1) water transmission loop from site to
                                      Central Drive water storage tank for fire flow purposes; and
                                  (2) electric feeds from two separate electric
                                      substations, if needed.

                          (b)     Subdivision Improvements.

                                  (1) water distribution lines;
                                  (2) wastewater collection lines;
                                  (3) stormwater collection lines;
                                  (4) underground electrical distribution lines;
                                  (5) relocation of electric transmission line
                                      to the San Gabriel River floodplain or
                                      along the centerline or Power Computing
                                      Boulevard if relocation to the floodplain is infeasible;
                                  (6) appropriate street lighting;
                                  (7) sidewalks;
                                  (8) bridge connecting Power Computing
                                      Boulevard to Country Club Drive;
                                  (9) entrance feature, utilizing the
                                      architectural style of Power's facilities;
                                 (10) landscaping along Power Computing
                                      Boulevard;
                                 (11) landscaping at the entrance feature and
                                      along the exterior front property, if
                                      permitted by the Texas Department of
                                      Transportation; and
                                 (12) streets, specifically Hillview, Vista,
                                      and Power Computing Boulevard.





Power Computing Economic Development Agreement

                 2. Power-Installed Improvements. Power shall be fully responsible for all costs related to the construction of any improvements required for the development of the Project which are not specified as City-Installed Improvements. Power is also specifically required to construct drainage facilities for the removal of stormwater related to the development of the Project ("Stormwater Improvements"). Power may construct the Stormwater Improvements by paying for the incremental cost of oversizing the City's stormwater collection system which connects to the Power Campus.

                 3. Payment of Construction Costs. The City agrees to construct the City-Installed Improvements for the benefit of the Property, subject to the terms of this Agreement. This commitment is based upon Power's proposed development of the Project. The City agrees to pay for the cost of construction of the City-Installed Improvements, subject to the following limitations:

                          (a) Power agrees to phase development of the Project in order for the City to maximize the utilization of TCF funding for the construction of the City Improvements within the Project subject to reasonable business considerations concerning Power's facility expansion needs;

                          (b) utilization of the existing Rivery engineering and construction plans prepared by the Urban Design Group provided that Power shall pay the increased engineering cost related to changes in such plans; and

                          (c) reimbursement by Power for the installation of City-Installed Improvements, if required by the terms of this Paragraph. On February 1, 2012, Power shall reimburse the City for the cost of the construction of City-Installed Improvements to the extent that $8,000,000.00 exceeds the sum of the following items ("Improvement Cost Credits"): (i) any and all revenues received by the City during the period beginning on the date of this Agreement and continuing through January 1, 2012 ("Improvement Cost Recoupment Period") from sales and use taxes, ad valorem taxes or other taxes directly attributable to Power's activity on the Power Campus net of any Program Grant Payments made to Power pursuant to
                          Article VI hereof, plus (ii) any and all grants, subsidies, or other funds received by the City during the Improvement Cost Recoupment Period from federal, state or other local governmental sources used in the construction of the City-Installed Improvements, plus
                          (iii) the revenues received by the City





Power Computing Economic Development Agreement
                          during the Improvements Cost Recoupment Period from the development and sale of the City Acreage, net of cost of acquisition and any expenditures related to ownership and development of the Property; provided that if the average square foot sales price of the City Acreage is less than $4.00 then the gross revenues received by the City from the sales of the City Acreage shall be calculated as if all City Acreage was sold at a price of $4.00 per square foot. In the event that the sum of the Improvement Cost Credits equals or exceeds $8,000,000.00, Power shall have no obligation to reimburse the City for the City-Installed Improvements.

                          (d) Improvements Construction Schedule. Power and the City recognize that the timetable for Improvements necessary for services to the Project is based on the proposed construction schedule for development of the Project. The City will construct Improvements and provide utility services based on actual development of the Project. Power recognizes that in order for the City to be responsive to the planning and site development reviews that will be needed for the development of the Project, the City and Power must meet at least semi-annually to review the growth projections affecting additional construction needs within the Project. At each meeting, Power shall submit to the City a building phasing plan, in order to permit the City to timely seek any additional funding needed for construction of City Improvements from TCF.

         C. MAINTENANCE OF CERTAIN IMPROVEMENTS. The City and Georgetown 4B agree to require the purchasers of the City Acreage to pay the costs for the maintenance of landscaping along Power Computing Boulevard, at the entrance to the Property adjacent to the I-35 frontage road, and such landscaping as the Texas Department of Transportation allows to be installed within the state right of way adjacent to the Property.

         D. UTILITY SERVICE. In accordance with Power's commitment to locate the Project within the City, the City agrees to provide such utilities to the Project as the City is legally authorized to provide, subject to the terms of this Agreement.

                 1. Water. The City agrees to provide domestic water service required to deliver potable water to the Project at a point located at the Power Campus near where the Initial Power Facilities are to be constructed on or before June 1, 1997. In addition, the City agrees to provide fire flow to the Project at the minimum levels established by the





Power Computing Economic Development Agreement

         State Board of Insurance. Water service shall be provided in accordance with the same policies and ordinances in effect for all City water customers within the City limits, and the potable water shall comply with all federal, state and local requirement for potable water. Water service rates shall be the same as those rates applicable to other similarly classified City water customers within the City limits. The City shall maintain the ability to amend such policies, ordinances and rates as the City may deem necessary, so long as such amendments are applicable citywide.

                 2. Wastewater. The City agrees to provide domestic wastewater service to the Project at a point located at the Power Campus near where the Initial Power Facilities are to be constructed on or before July 1, 1997. Wastewater service shall be provided in accordance with the same policies and ordinances in effect for all City wastewater customers within the City limits. Wastewater service rates shall be the same as those rates applicable to other similarly classified City wastewater customers within the City limits. The City shall maintain the ability to amend such policies, ordinances and rates as the City may deem necessary, so long as such amendments are applicable citywide.

                 3. Electric. The City shall provide electric utility services to the Project. The City shall waive all applicable connect fees for connection to the electric distribution system. Electric service from the City shall be provided in accordance with the same policies and ordinances in effect for all City electric customers within the City limits. Electric service rates for Power shall be the same as those rates applicable to other similarly classified City electric customers within the City limits. The City shall maintain the ability to amend such policies, ordinances and rates as the City may deem necessary, so long as such amendments are applied city-wide.

                 4. Solid Waste. The City agrees to provide solid waste disposal services to the Project. Solid waste disposal service shall be provided in accordance with the same policies and ordinances in effect for all City sanitation customers within the City limits. Solid waste disposal service rates shall be the same as those rates applicable to other similarly classified City sanitation customers within the City limits. The City shall maintain the ability to amend such policies, ordinances and rates as the City may deem necessary, so long as such amendments are applied city-wide.

                 5. Drainage. Power acknowledges that the City has created a drainage utility in accordance with the requirements of State law. Drainage utility fees will be applicable





Power Computing Economic Development Agreement to residents within the Project in the same manner and according to the same terms as apply to other similarly classified customers of the City. The City shall maintain the ability to amend such policies, ordinances and rates as the City may deem necessary, so long as such amendments are applied city-wide.

IX.      MISCELLANEOUS PROVISIONS

         A. TERM OF AGREEMENT. This Agreement shall remain in full force and effect until December 31, 2056; unless sooner terminated as otherwise provided in this Agreement. If Power has not provided notice to the City that it has secured adequate financing on or before March 31, 1997, then the City may terminate this Agreement.

         B. CONDITION SUBSEQUENT. Power may terminate this Agreement at any time on or before March 31, 1997 by delivering notice to the City that Power has been unable to obtain acceptable financing for the Initial Power Facilities. If the Agreement is terminated pursuant to this provision, none of the parties shall have any further obligation to the others.

         C. DEFAULT. If any party should default (the "Defaulting Party") with respect to any of its obligations hereunder and should fail, within thirty
(30) days after delivery of written notice of such default from another party (the "Complaining Party") to cure such default, the Complaining Party, may elect to terminate this Agreement or specifically enforce this Agreement. A default under the Lease is a default under this Agreement. None of the parties shall under any circumstances have liability for any consequential damages which may be caused by default under this Agreement. Notwithstanding anything to the contrary contained herein, any Program Grant which is not timely paid by the City shall incur interest at the highest rate per annum allowed by applicable law from the date such Program Payment is due until paid.

         D. MUTUAL ASSISTANCE. The City, the Georgetown 4B and Power shall do all things necessary or appropriate to carry out the terms and provisions of this Agreement and to aid and assist each other in carrying out such terms and provisions. Power hereby consents to and agrees to cooperate in any request by the City to obtain copies of Sales/Use tax returns from the State which contains information pertinent to the calculation of a Program Grant.





Power Computing Economic Development Agreement

         E. REPRESENTATIONS AND WARRANTIES. The City and Georgetown 4B each represents and warrants to Power that this Agreement is within the scope of its respective authority and the provisions of its charter and that it is duly authorized and empowered to enter into this Agreement. Power represents and warrants to the City and to Georgetown 4B that it has requisite authority to enter into this Agreement.

         F. SECTION OR OTHER HEADINGS. Section or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         G. ATTORNEYS FEES. In the event any legal action or proceeding is commenced to enforce or interpret provisions of this Agreement, the prevailing party in any such legal action shall be entitled to recover its reasonable attorneys' fees and expenses incurred by reason of such action.

         H. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the transaction contemplated herein.

         I. AMENDMENT. This Agreement may only be amended, altered, or revoked by written instrument signed by Power, the Georgetown 4B and the City. Use of term "Agreement" herein includes all amendments or supplements to this Agreement.

         J. SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties, their respective successors and assigns. Power may assign all or part of its rights and obligations hereunder only upon prior written approval of the City. Notwithstanding the foregoing provisions of this Section, in the event Power desires to transfer or assign its rights or obligations hereunder to a Power Affiliate, it shall have the right to do so without the consent or approval by the City, so long as Power shall remain responsible and obligated to the City for the performance of its obligations under this Agreement.

         K. NOTICE. Any notice and/or statement required and permitted to be delivered shall be deemed delivered by depositing same in the United States mail, certified with return receipt requested, postage prepaid, addressed to the appropriate party at the following addresses, or at such other addresses provided by the parties in writing;





Power Computing Economic Development Agreement

POWER:
          Stephen S Kahng
          Chairman and Chief Executive Officer
          2555 N. IH-35
          Round Rock, Texas 78664

With a copy to:

         John W. Teets
         Corporate Counsel
         2555 N. IH-35
         Round Rock, Texas 78664

CITY:

         City Manager
         City of Georgetown
         P. O. Box 409
         Georgetown, Texas 78627-0409

With a copy to:

         City Attorney
         City of Georgetown
         P. O. Box 409
         Georgetown, Texas 78627-0409

GEORGETOWN 4B

         Executive Director
         Georgetown 4B, Inc.
         P. O. Box 409
         Georgetown, Texas 78627-0409

With a copy to:

         City Attorney
         City of Georgetown
         P. O. Box 409
         Georgetown, Texas 78627-0409





Power Computing Economic Development Agreement

         L. INTERPRETATION. Regardless of the actual drafter of this Agreement, this Agreement shall, in the event of any dispute over its meaning or application, be interpreted fairly and reasonably, and neither more strongly for or against any party.

         M. APPLICABLE LAW. This Agreement is made, and shall be construed and interpreted under the laws of the State of Texas and venue shall lie in Williamson County, Texas.

         N. SEVERABILITY. In the event any provision of this Agreement is illegal, invalid, or unenforceable under present or future laws, then, and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and it is also the intention of the parties of this Agreement that in lieu of each clause or provision that is found to be illegal, invalid, or unenforceable a provision be added to this Agreement which is legal, valid and enforceable and is as similar in terms as possible to the provision found to be illegal, invalid or unenforceable.

         O. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be considered an original, but all of which shall constitute one instrument.

         P. GEORGETOWN 4B STATUS. In the event that Georgetown 4B is unable to undertake this project before January 15, 1997, then the City agrees to amend this Agreement in such a manner as to provide economic benefits to the parties that are substantially the same as those set forth herein, but without the involvement of Georgetown 4B. It is anticipated that such amended Agreement will include the economic benefits described in Section VI.H. hereof. Power may, but shall not be obligated to, enter into such amended Agreement. If Power and the City do not enter into such amended Agreement, neither party shall have any further obligation hereunder.


         EXECUTED this _____ day of __________________ 1996.


CITY OF GEORGETOWN, TEXAS                 Attest:

By: /s/                                   /s/
    ----------------------------          --------------------------------------
    Leo Wood, Mayor                       Sandra D. Lee, City Secretary


                                          Approved as to form:

                                          /s/
                                          --------------------------------------
                                          Marianne Landers Banks
                                          City Attorney





Power Computing Economic Development Agreement

GEORGETOWN 4B, INC.                       Attest:

By: /s/
    ----------------------------
Name:                                     /s/
     ---------------------------          -------------------------------------
Title: President                          Corporate Secretary


POWER COMPUTING CORPORATION               Attest:

By: /s/                                   /s/
    ----------------------------          -------------------------------------
       Stephen S. Kahng                   Corporate Secretary
       Chairman and
       Chief Executive Officer





Power Computing Economic Development Agreement

STATE OF TEXAS                    )
                                  )  ss.           CORPORATE ACKNOWLEDGMENT
COUNTY OF WILLIAMSON              )


         BEFORE ME, the undersigned authority, on this day personally appeared Leo Wood, Mayor of the City of Georgetown, a Texas Home Rule Municipal Corporation, on behalf of said municipality, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, as the act and deed of said municipality, and in the capacity therein stated.


         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 10th day of December, 1996.



                                        /s/
                                        ---------------------------------------
                                        Notary Public, State of Texas

[Seal: Sandra Lee]





Power Computing Economic Development Agreement

STATE OF TEXAS                    )
                                  )  ss.           CORPORATE ACKNOWLEDGMENT
COUNTY OF WILLIAMSON              )


         BEFORE ME, the undersigned authority, on this day personally appeared Jim Haskell, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said Georgetown 4B, Inc., a Texas Development Corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 17th day of December, 1996.



                                        /s/
                                        ---------------------------------------
[Seal, Judith Hunter]                   Notary Public, State of Texas







Power Computing Economic Development Agreement

STATE OF TEXAS                    )
                                  )  ss.           CORPORATE ACKNOWLEDGMENT
COUNTY OF WILLIAMSON              )


         BEFORE ME, the undersigned authority, on this day personally appeared Stephen S. Kahng, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that the same was the act of said Power Computing Corporation, a Delaware corporation authorized to do business in Texas, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this 24th day of December, 1996.


                                        /s/
                                        ---------------------------------------
                                        Notary Public, State of Texas




Power Computing Economic Development Agreement

                                   EXHIBIT A

RESOLUTION NO.  961015 - I

                 A RESOLUTION OF THE CITY COUNCIL OF THE CITY OF GEORGETOWN, TEXAS, ENCOURAGING THE DEVELOPMENT OF POWER CENTER IN GEORGETOWN, TEXAS, AND DETERMINING THAT A DEVELOPMENT AGREEMENT WITH POWER COMPUTING CONSTITUTES AN ECONOMIC DEVELOPMENT PROGRAM FOR THE CITY; AND ESTABLISHING AN EFFECTIVE DATE.

         WHEREAS, Power Computing ("Power") has indicated its interest in developing its manufacturing center, sales, center and administrative headquarters in Georgetown, Texas, ("Power Center Project"); and

         WHEREAS, the City Council recognizes the significance of the proposed Power Center Project for the Georgetown Community; and

         WHEREAS, the City Council has actively investigated the effects the proposed Power Center Project will have for Georgetown through the study performed by Arthur Anderson and Associates ("Economic Impact Analysis"); and

         WHEREAS, the City Council determines that the development of the Power Center Project would prove to be a community asset for the City of Georgetown;

         NOW, THEREFORE, BE IT RESOLVED BY THE CITY COUNCIL OF THE CITY OF GEORGETOWN, TEXAS, THAT:

         SECTION 1. The facts and recitations contained in the preamble of this resolution are hereby found and declared to be true and correct, and are incorporated by reference herein and expressly made a part hereof, as if copied verbatim.

         SECTION 2. The City Council hereby finds that this Resolution implements the following policies of the Century Plan -- Policy Plan:

         Economic Development Policy I, which states: "The City will encourage diversified growth and promote business opportunities to create jobs, broaden the tax base, and minimize the impact of economic fluctuations;" and

         Growth and Physical Development Policy I, which states: "The City will ensure that future land use patterns provide economic. cultural, and social activities to all residents, businesses and organizations;" and





Power Center Resolution No. 961015-I
Page 1 of 2 Pages

                                   EXHIBIT A

         Growth and Physical Development Policy 4, which states: "The City will encourage new development and infill redevelopment in the community."

The City Council further finds that the adoption of this resolution is not inconsistent or in conflict with any other Century Plan Policies, as required by Section 2.03 of the Administrative Chapter of the Policy Plan.

         SECTION 3. The City Council hereby determines that the development of the Power Center Project will stimulate economic development within the Georgetown area and in the State of Texas. The City Council further determines that the development of the Power Center Project is in the best interest of the City.

         SECTION 4. The City Council hereby determines that the development of an Agreement for the Power Center Project constitutes an Economic Development Program within the meaning of Texas Local Government Code Sec. 380.001. The City Council hereby directs the City staff to draft a development agreement in compliance with established City Council policies and state law, and to bring this agreement to the City Council for review and possible approval on November 12, 1996.

         SECTION 5. The City Council wants to welcome Power Computing to our community and express our pleasure at being chosen as the site for the manufacturing and corporate headquarters for Power Computing. Power Computing is strongly encouraged to proceed with the development of the Power Center Project in Georgetown, and the City Council pledges its support in cooperating with Power Computing and its representatives to satisfy the needs of both Power Computing and the Georgetown Community to the mutual benefit of both parties.

         SECTION 6. This resolution shall be effective immediately upon adoption.


         RESOLVED this 15th day of October, 1996.


THE CITY OF GEORGETOWN, TEXAS            Attest:

/s/                                      /s/
--------------------------------         --------------------------------------
By: Ferd Tonn                            Sandra D. Lee, City Secretary
    Mayor, Pro-Tem

Approved as to form:

/s/
---------------------------------------
Marianne Landers Bank, City Attorney





Power Center Resolution No. 961015-I
Page 2 of 2 Pages

EXHIBIT C                                                          154.166 ACRES





                                    PARCEL 1

         FIELD NOTES FOR A 154.166 ACRE TRACT OF LAND SITUATED IN THE NICHOLAS PORTER SURVEY, ABSTRACT NO. 497, AND THE J.B. PULSIFER SURVEY, ABSTRACT NO. 498, WILLIAMSON COUNTY, TEXAS; BEING A PART OF THAT CERTAIN CALLED 259.4406 ACRE TRACT OF LAND DESCRIBED IN A DEED TO THE RIVERY JOINT VENTURE, RECORDED IN VOLUME 2471, PAGE 379, OFFICIAL RECORDS OF WILLIAMSON COUNTY, TEXAS; SAID 154.166 ACRE TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at an iron rod found in northwest right of way line of Interstate Highway No. 35 for the most southerly corner of said called 259.4406 acre tract and the herein described tract, and the southeast corner of RIVER HILLS SECTION FOUR, according to the map or plat thereof recorded in Cabinet H Slides 231-232, Plat Records of Williamson County, Texas;

THENCE with the southerly line of said called 259.4406 acre tract, the east and north lines of said RIVER HILLS SECTION FOUR, and the north line of RIVER HILLS SECTION ONE, according to the map or plat thereof recorded in Cabinet D, Slides 304-306, Plat Records of Williamson County, Texas, the following Five (5) courses and distances:

         1. N 17 degrees 58'35" W, a distance of 398.11 feet to an iron rod found;

         2. S 79 degrees 52'59" W, a distance of 443.29 feet to a 60d nail found;

         3. S 76 degrees 35'10" W, a distance of 357.57 feet to an iron rod found;

         4. S 71 degrees 20'21" W, a distance of 444.06 feet to an iron rod found;

         5. S 69 degrees 00'19" W, a distance of 945.77 feet to an iron rod found in the east line of that tract of land conveyed to Mrs. Floy Howe by deed recorded in Volume 467, Page 433, Deed Records of Williamson County, Texas, for the northwest corner of said RIVER HILLS SECTION ONE, and the southwest corner of said called 259.4406 acre tract an the herein described tract;

THENCE, along the east line of the Howe tract and with the west line of said called 259.4406 acre tract, N 12 degrees 20'37" W, passing an iron rod found at a distance of 1078.53 feet and continuing for a total distance of 1127.53 feet to an iron rod found on the bluff bank of the west fork of the San Gabriel River for an ell corner in the west line of said called 259.4406 acre tract;





CAI-138-0020                     Page 1 of 4

THENCE, along the bluff bank of the west fork of the San Gabriel River and the west line of said called 259.4406 acre tract, the following fifteen (15) courses and distances:

         1. N 30 degrees 23'43" E, a distance of 133.45 feet to a 60d nail found;

         2. N 42 degrees 40'01" E, a distance of 88.49 feet to a 60 d nail found in a cedar tree;

         3. N 15 degrees 04'02" E, a distance of 120.20 feet to a 60 d nail found in a cedar tree;

         4. N 05 degrees 53'56" E, a distance of 114.71 feet to a 60 d nail found in a cedar tree;

         5. N 14 degrees 50'32" E, a distance of 220.01 feet to a 60 d nail found in a cedar tree;

         6. N 06 degrees 48'40" E, a distance of 212.67 feet to a 60 d nail found in a cedar tree;

         7. N 04 degrees 07'21" E, a distance of 212.02 feet to a 60 d nail found in a oak tree;

         8. N 10 degrees 01'41" E, a distance of 289.03 feet to a 60 d nail found in a cedar tree;

         9. N 32 degrees 20'23" E, a distance of 208.19 feet to an iron rod found;

         10. N 29 degrees 53'10" E, a distance of 163.40 feet to a 60 d nail found in a cedar tree;

         11. N 14 degrees 41'53" E, a distance of 203.99 feet to a 60 d nail found in a oak tree;

         12. N 43 degrees 55'10" E, a distance of 162.54 feet to a 60 d nail found in a cedar tree;

         13. N 63 degrees 43'49" E, a distance of 36.75 feet to an iron rod found;

         14. N 72 degrees 49'33" E, a distance of 46.76 feet to an iron rod found;

         15. N 37 degrees 45'32" E, a distance of 110.65 feet to an iron rod found for the northeast corner of the herein described tract;

THENCE, over and across said called 259.4406 acre tract with the north and east lines of the herein described tract the following fourteen (14) courses and distances:

         1. N 77 degrees 46'01" E, a distance of 635.91 feet to a 1/2 inch iron rod set;

         2. N 74 degrees 09'00" E, a distance of 348.06 feet to a 1/2 inch iron rod set;

         3. N 80 degrees 05'40" E, a distance of 970.84 feet to a 1/2 inch iron rod set in a curve;





CAI-138-0020                     Page 2 of 4

         4. with said curve, to the left having a central angle of 05 degrees 26'18" , a radius of 1414.11 feet, an arc length of
                 134.22 feet and a chord bearing and distance of S 13 degrees 14'54" W, 134.17 feet to a 1/2 inch iron rod set at the point of tangency;

         5. S 10 degrees 31'45" W, a distance of 105.00 feet to a 1/2 inch iron rod set at the point of curvature of a curve to the right;

         6. with said curve to the right having a central angle of 18 degrees 35'05", a radius of 970.00 feet, an arc length of
                 314.63 feet and a chord bearing and distance of S 19 degrees 49'18" W, 313.26 feet to a 1/2 inch iron rod set at the point of tangency;

         7. S 29 degrees 06'50" W, a distance of 258.86 feet to a 1/2 inch iron rod set at the point of curvature of a curve to the left;

         8. with said curve to the left having a central angle of 37 degrees 18'45", a radius of 498.69 feet, an arc length of
                 324.76 feet and a chord bearing and distance of S 10 degrees 27'28" W, 319.05 feet to a 1/2 inch iron rod set at the point of tangency;

         9. S 08 degrees 11'55" E, a distance of 300.17 feet to a 1/2 inch iron rod set at the point of curvature of a curve to the right;

         10. with said curve to the right having a central angle of 20 degrees 00'00", a radius of 625.98 feet, an arc length of
                 218.51 feet and a chord bearing and distance of S 01 degrees 48'05" W, 217.40 feet to a 1/2 inch iron rod set at the point of tangency;

         11. S 11 degrees 48'05" W, a distance of 128.87 feet to a 1/2 inch iron rod set for the point of curvature of a curve to the left;

         12. with said curve to the left having a central angle of 60 degrees 02'33", a radius of 984.55 feet, an arc length of 1031.75 feet and a chord bearing and distance of S 18 degrees 13'12" E, 985.18 feet to a 1/2 inch iron rod set for the point of tangency;

         13. S 48 degrees 14'28" E, a distance of 181.95 feet to a 1/2 inch iron rod set for the point of curvature of curve to the right;

         14. with said curve to the right having a central angle of 88 degrees 59'40", a radius of 25.00 feet, an arc length of 38.83 feet and a chord bearing and distance of S 03 degrees 44'38" E, 35.04 feet to a 1/2 inch iron rod set in a curve in the northwest right of way line of Interstate Highway No. 35 and in the south line of said called 259.4406 acre tract for the southeast corner of the herein describe tract, from which an iron rod found at the point of tangency of said curve, bears a chord bearing and distance of N 42 degrees 17'46" E, 324.67 feet.

         15. THENCE, with a curve to the left in the northwest right of way line of Interstate Highway No. 35 and the south line of said called 259.4406 acre tract, having a central





CAI-138-0020                     Page 3 of 4
                 angle of 06 degrees 10'27", a radius of 6029.58 feet, an arc length of 649.75 feet and a chord bearing and distance of S 37 degrees 39'59" W, 649.43 feet to the POINT OF BEGINNING, POINT OF BEGINNING, containing 154.166 acres of land within these metes and bounds, subject to easements, conditions, or restrictions of record, if any.


Bearing Reference: The southeast line of said called 259.4406 acre tract described in Volume 2471, Page 379, Official Records of Williamson County, Texas (S 43 degrees 50'20" W)


/s/
-----------------------------
Stan Coalter, RPLS, LSLS                               [Seal, Stan Coalter]
Registered Professional
Land Surveyor No. 1481
Date:       12-3-96
     ------------------------





CAI-138-0020                     Page 4 of 4

EXHIBIT D                                                           42.637 Acres



                                    PARCEL 2

FIELD NOTES FOR A 42.637 ACRE TRACT OF LAND SITUATED IN THE NICHOLAS PORTER SURVEY, ABSTRACT NO. 497, AND THE J.B. PULSIFER SURVEY, ABSTRACT NO. 498, WILLIAMSON COUNTY, TEXAS; BEING A PART OF THAT CERTAIN CALLED 259.4406 ACRE TRACT OF LAND DESCRIBED IN A DEED TO THE RIVERY JOINT VENTURE, RECORDED IN VOLUME 2471, PAGE 379, OFFICIAL RECORDS OF WILLIAMSON COUNTY, TEXAS; SAID
42.637 ACRE TRACT OF LAND BEING MORE PARTICULARLY DESCRIBED BY METES AND BOUNDS AS FOLLOWS:

BEGINNING at a 1/2 iron rod set in a curve in the northwest right of way line of Interstate Highway No. 35 and the south line of said called 259.4406 acre tract for the beginning of a curve and the southwest corner of the herein described tract, from which an iron rod found for the most southerly corner of said carted 259.4406 acre tract, bears a chord bearing and distance of S 37 degrees 39'59" W, 649.43 feet;

THENCE, over and across said called 259.4406 acre tract with the west line of the herein described tract the following eleven (11) courses and distances:

         1. with said curve to the left having a central angle of 88 degrees 59'40", a radius of 25.00 feet, an arc length of 38.83 feet and a chord bearing and distance of N 03 degrees 44'38" W, 35.04 feet to a 1/2 inch iron rod set for the point of tangency;

         2. N 48 degrees 14'28" W, a distance of 181.95 feet to a 1/2 inch iron rod set for the point of curvature of a curve to the right;

         3. with said curve to the right having a central angle of 60 degrees 02'33", a radius of 984.55 feet, an arc length of 1031.75 feet and a chord bearing and distance of N 18 degrees 13'12" W, -985.18 feet to a 1/2 inch iron rod set for the point of tangency;

         4. N 11 degrees 48'05" E, a distance of 128.87 feet to a 1/2 inch iron rod set for the point of curvature of a curve to the left;

         5. with said curve to the left having a central angle of 20 degrees 00'00", a radius of 625.98 feet, an arc length of
                 218.51 feet and a chord bearing and distance of N 01 degrees 48'05" E, 217.40 feet to a 1/2 inch iron rod set at the point of tangency;

         6. N 08 degrees 11'55" W, a distance of 300.17 feet to a 1/2 inch iron rod set at the point of curvature of a curve to the right;





CAI-138-0220                     Page 1 of 4

         7. with said curve to the right having a central angle of 37 degrees 18'45", a radius of 498.69 feet, an arc length of
                 324.76 feet and a chord bearing and distance of N 10 degrees 27'28" E, 319.05 feet to a 1/2 inch iron rod set at the point of tangency;

         8. N 29 degrees 06'50" E, a distance of 258.86 feet to a 1/2 inch iron rod set at the point of curvature of a curve to the left;

         9. with said curve to the left having a central angle of 18 degrees 35'05", a radius of 970.00 feet, an arc length of
                 314.63 feet and a chord bearing and distance of N 19 degrees 49'18" E, 313.67 feet to a 1/2 inch iron rod set at the point of tangency;

         10. N 10 degrees 31'45" E, a distance of 105.00 feet to a 1/2 inch iron rod set at the point of curvature of a curve to the right;

         11. with said curve, to the left having a central angle of 41 degrees 58'47", a radius of 1414.11 feet, an arc length of 1036.10 feet and a chord bearing and distance of N 31 degrees 31'09" W, 1013.08 feet to a 1/2 inch iron rod set at the end of said curve in the north line of said called 259.4406 acre tract and in the southerly right of Country Club Road for the most northerly corner of this tract, from which an iron rod found for an ell corner of said called 259.4406 acre tract bears, S 83 degrees 12'04" W, a distance of 147.49 feet;

THENCE, with the northerly line of said called 259.4406 acre tract and the southerly right of Country Club Road, N 83 degrees 12'04" E, a distance of
34.68 feet to an iron rod found for an ell corner of said called 259.4406 acre tract and the herein described tract,

THENCE, with the easterly line of said called 259.4406 acre tract the following thirty-two (32) courses and distances:

         1. S 08 degrees 34'56" E, a distance of 59.28 feet to an iron rod found;

         2. S 23 degrees 56'34" W, a distance of 43.77 feet to an iron rod found at the beginning of a nontangent curve to the left;

         3. with said curve to the left, having a radius of 1324.11 feet, a central angle of 37 degrees 03'32", an arc length of 856.44 feet, and a chord bearing and distance of, S 32 degrees 21'59" W, 841.59 feet to an iron rod at the end of said non-tangent curve;

         4. N 86 degrees 11'41" E, a distance of 237.46 feet to a 1/2 inch iron rod set on curve;

         5. S 61 degrees 24'10" E, a distance of 251.97 feet to a 1/2 inch iron rod set;

         6. S 26 degrees 43'00" E, a distance of 320.00 feet to a 1/2 inch iron rod set;

         7. S 11 degrees 18'50" W, a distance of 167.55 feet to a 1/2 inch iron rod set;

         8. S 38 degrees 45'39" W, a distance of 180.00 feet to a 1/2 inch iron rod set;

         9. N 86 degrees 53'00" W, a distance of 194.94 feet to a 1/2 inch iron rod set;





CAI-138-0220                     Page 2 of 4

         10. S 02 degrees 37'37" W, a distance of 30.00 feet to a 1/2 inch iron rod set;

         11. S 58 degrees 18'30" E, a distance of 178.02 feet to a 1/2 inch iron rod set;

         12. S 01 degrees 51'12" E, a distance of 55.70 feet to a 1/2 inch iron rod set;

         13. S 08 degrees 30'13" W, a distance of 375.27 feet to a 1/2 inch iron rod set;

         14. S 70 degrees 17'30" W, a distance of 244.40 feet to a 1/2 inch iron rod set;

         15. S 09 degrees 58'01" W, a distance of 15.00 feet to a 1/2 inch iron rod set;

         16. N 80 degrees 01'59" W, a distance of 138.77 feet to a 1/2 inch iron rod set;

         17. S 09 degrees 58'01" W, a distance of 15.00 feet to a 1/2 inch iron rod set;

         18. S 68 degrees 52'19" E, a distance of 104.12 feet to a 1/2 inch iron rod set;

         19. S 67 degrees 39'03" E, a distance of 200.34 feet to a 1/2 inch iron rod set;

         20. S 09 degrees 29'43" E, a distance of 143.90 feet to a 1/2 inch iron rod set;

         21. S 18 degrees 35'42" W, a distance of 274.84 feet to a 1/2 inch iron rod set;

         22. S 61 degrees 46'27" W, a distance of 44.60 feet to a 1/2 inch iron rod set;

         23. S 03 degrees 47'46" W, a distance of 15.00 feet to a 1/2 inch iron rod set;

         24. N 86 degrees 12'14" W, a distance of 68.67 feet to a 1/2 inch iron rod set;

         25. S 03 degrees 47'46" W, a distance of 15.00 feet to a 1/2 inch iron rod set;

         26. S 61 degrees 03'56" E, a distance of 31.26 feet to a 1/2 inch iron rod set;

         27. S 33 degrees 45'27" E, a distance of 178.78 feet to a 1/2 inch iron rod set;

         28. S 39 degrees 39 44" W, a distance of 80.00 feet to a 1/2 inch iron rod set;

         29. S 84 degrees 39'44" W, a distance of 130.00 feet to a 1/2 inch iron rod set;

         30. S 07 degrees 44'01" E, a distance of 30.03 feet to a 1/2 inch iron rod set;

         31. N 84 degrees 39'44" E, a distance of 160.59 feet to a 1/2 inch iron rod set;

         32. N 50 degrees 03'08" E, a distance of 190.00 feet to a 1/2 inch iron rod set;

         33. S 40 degrees 25'07" E, a distance of 75.00 feet to a 1/2 inch iron rod set;





CAI-138-0220                     Page 3 of 4

         34. S 36 degrees 33'42" E, a distance of 190.05 feet to a 1/2 inch iron rod set in the northwest right of way line of Interstate Highway No. 35 and the south line of said called
                 259.4406 acre tract for the southeast corner of the herein described tract;

THENCE, with the northwest right of way line of Interstate Highway No. 35 and the south line of said called 259.4406 acre tract the following two (2) courses and distances:

         1. S 43 degrees 50'20" W, a distance of 364.35 feet to a 1/2 inch iron rod found at the point of curvature of a curve to the left;

         2. with said curve to the left having a central angle of 03 degrees 05'08", a radius of 6029.58 feet, an arc length of
                 324.71 feet and a chord bearing and distance of S 42 degrees 17'46" W, 324.67 feet to the POINT OF BEGINNING, containing
                 42.637 acres of land within these metes and bounds, subject to easements, conditions, or restrictions of record, if any.

Bearing Reference: The southeast line of said called 259.4406 acre tract described in Volume 2471, Page 379, Official Records Of Williamson County, Texas. (S 43 degrees 50'20" W)

/s/
-----------------------------
Stan Coalter, RPLS, LSLS                               [Seal, Stan Coalter]
Registered Professional
Land Surveyor No. 1481
Date:        12-3-96
     ------------------------







CAI-138-0220                     Page 4 of 4